Execution Copy
August 15, 2013

LEASE AND OPTION AGREEMENT FOR PURCHASE AND SALE
OF MINING PROPERTIES

This Lease and Option Agreement for Purchase and Sale of Mining Properties (“Agreement”), is made effective as of the __15__ day of _August____, 2013 (“Effective Date”), by and between David Cooper Knight, as Trustee of the David C. and Debra J. Knight Living Trust dated December 20, 1995, with an address of 109 Fir Street, Elko, Nevada 89801-3023 (“Knight” or “Seller”), and Timberline Resources Corporation, a Delaware corporation, with an address of 101 E Lakeside Avenue, Coeur d’Alene, Idaho 83814 (“Timberline” or “Buyer”).

Recitals

A.

Seller owns those certain unpatented mining claims located in Clark, Eureka, Mineral and Lander Counties, Nevada and more specifically described on Schedule A attached hereto (“Mining Properties”).

B.

Seller desires to lease the Mining Properties to Timberline, together with an option to purchase, and Timberline desires to enter into a lease and option to purchase the Mining Properties pursuant to the terms of this Agreement.

Agreement

NOW, THEREFORE, for and in consideration of Ten Dollars, the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby expressly acknowledged, the parties agree as follows:

ARTICLE I
Definition and Interpretation

1.1.

“Additional Nevada Claims” shall have the meaning set forth in Section 2.6.

1.2.

“Advance Royalty Payments” shall have the meaning set forth in Section 3.4(d).

1.3.

“Agreement” shall have the meaning set forth in the introductory paragraph.

1.4.

“Area of Interest” shall have the meaning set forth in Section 2.5.

1.5.

“BLM” means the Bureau of Land Management.

1.6.

“Buyer” shall have the meaning set forth in the introductory paragraph.

1.7.

“Cash Payment” shall have the meaning set forth in Section 3.1.

1.8.

“Closing” shall have the meaning set forth in Section 6.2.

1.9.

“Commercial Production” means the operation of the Mining Properties or any part thereof as an operating mine, provided that Commercial Production shall be deemed to have commenced on the first day of the month following the last day of a period of 30 consecutive days in which ore has been produced from the Mining Properties or any part thereof at an average rate of not less than 75% of the initial rated capacity of the subject mine.

1.10.

“Data” shall have the meaning set forth in Section 5.5(a).

1.11.

“Effective Date” shall have the meaning set forth in the introductory paragraph.

1.12.

“Knight” shall have the meaning set forth in the introductory paragraph.

1.13.

“Law” means any applicable United States federal, state of Nevada or local statute, rule, code, regulation, by-law, interpretation, ordinance, judgment or order of, or issue of, or issued by, any federal, state or local government entity.

1.14.

“Minerals” shall have the meaning set forth in Schedule C.

1.15.

“Mining Properties” shall have the meaning set forth in the Recitals.

1.16.

“Option” shall have the meaning set forth in Section 2.3.

1.17.

“Property Maintenance Costs” shall have the meaning set forth in Section 4.1(a).

1.18.

“Purchase Price” shall have the meaning set forth in Section 3.1.

1.19.

“Quitclaim Deed” shall have the meaning set forth in Section 6.3.

1.20.

“Royalty” shall have the meaning set forth in Section 3.4.

1.21.

“Seller” shall have the meaning set forth in the introductory paragraph.

1.22.

“Shares” shall have the meaning set forth in Section 3.1.

1.23.

“Short Form” shall have the meaning set forth in Section 11.11.

1.24.

“Term” shall have the meaning set forth in Section 2.2.

1.25.

“Timberline” shall have the meaning set forth in the introductory paragraph.

1.25

“U.S. Securities Act” means the United States Securities Act of 1933, as amended.

ARTICLE II
Lease and Option

2.1.

Lease.  Seller hereby leases the Mining Properties to Timberline, together with all appurtenances and water rights incident to the Mining Properties, all improvements and personal property on the Mining Properties, together with any interests acquired in the Area of Interest pursuant to Section 2.5, and all after acquired rights, titles and interests to any relocated or amended mining claims or subsequently issued leases pertaining to the Mining Properties, for the purposes set forth herein.  Timberline shall have all such rights and privileges of access to and use of the Mining

Properties as are held by and granted to Seller under Federal and State of Nevada law in and to the Mining Properties and the right to explore and develop the Mining Properties.

2.2.

Term.  The term of this Agreement shall be for a period of Forty-five (45) months from the Effective Date (“Term”), unless sooner surrendered or otherwise terminated, or until the earlier exercise of the Option granted under Section 2.3.

2.3.

Option.  Seller hereby grants to Timberline during the Term of this Agreement the sole, exclusive and irrevocable option to purchase the Mining Properties (“Option”), together with all appurtenances and water rights incident thereto, together with any interests acquired in the Area of Interest pursuant to Section 2.5, and all after acquired rights, titles and interests to any relocated or amended mining claims or subsequently issued leases pertaining to the Mining Properties, and all improvements and personal property thereon, free and clear of all liens and encumbrances. The Option shall be exercised, if at all, during the Term of this Agreement as provided in ARTICLE III.

2.4.

Title.  Seller shall provide Timberline with copies of all abstracts, status reports, title reports, title opinions, title materials, deeds, easements, or other documents in Seller’s possession or control which bear upon Seller’s title to the Mining Properties.  Seller shall, upon Timberline’s request, record any such document in Seller’s possession or control which has not been recorded.  Seller shall provide Timberline with copies of all documents filed with the BLM or county subsequent to the Effective Date.  Within ninety (90) days of the Effective Date, Seller and Timberline shall prepare an inventory of all title documents provided to Timberline.

2.5.

Area of Interest.  The parties hereby establish an area of mutual interest surrounding the Mining Properties covering the lands within one (1) mile of the perimeter of the Mining Properties (“Area of Interest”).  Within thirty (30) days after the acquisition of any rights, titles or interests or option to acquire any rights, titles or interests in real property (including water rights) within the Area of Interest by or on behalf of Seller, Seller shall notify Timberline of such acquisition.  Seller’s notice shall describe in detail the acquisition, the lands and covered thereby, and the cost thereof, and Seller shall make any and all information concerning the acquired interest available for inspection by Timberline.  If, within sixty (60) days after receiving Seller’s notice, Timberline notifies Seller of its election to accept the acquired interest, Timberline shall reimburse Seller all costs incurred by Seller in acquiring the interests in real property, and the acquired interest in real property shall become part of the Mining Properties covered under this Agreement.  The parties agree to execute and deliver such documents as are necessary to carry out the provisions of this Section 2.5, and Seller consents to revision of Schedule A describing the Mining Properties and revision of all schedules or exhibits necessary to convey and assign the Mining Properties as required herein upon exercise of the Option.  The provisions of this Section 2.5 shall terminate upon termination of the Agreement without exercise of the Option.

2.6.

Right of First Refusal.

(a)

The parties acknowledge that Seller is the owner of those certain Nevada mining claims listed on Schedule B that are currently under lease to third parties (“Additional Nevada Claims”).  In the event that such third-party leases of Additional Nevada Claims terminate or expire during the Term, Seller shall notify Timberline of the availability of the Additional Nevada Claims, including a full description of the Additional Nevada Claims covered by such notice.  If, within sixty

(60) days after receiving Seller’s notice, Timberline notifies Seller of its election to negotiate the purchase of the Additional Nevada Claims, the parties shall have ninety (90) days to negotiate, in good faith and on commercially reasonable terms, the acquisition of the Additional Nevada Claims by Timberline, and to execute and deliver all documents necessary to effectuate the negotiated transfer.  In the event that the parties are unable to reach agreement on the terms of the proposed acquisition within ninety (90) days after Timberline notifies Seller of its election to negotiate the acquisition of the Additional Nevada Claims, Seller shall be free to dispose of the Additional Nevada Claims to a third party, provided that any sale of the Additional Nevada Claims by Seller within a six (6) month period following expiration of the ninety (90) day period shall be on terms no less favorable to Seller than the terms included in the last written offer made by Timberline in the course of negotiations.

(b)

Notwithstanding the foregoing, Timberline shall have no right to acquire Additional Nevada Claims to the extent that the third-party leases covering such Additional Nevada Claims terminate or expire between June 1 and August 31 in any calendar year during the Term.

(c)

The provisions of this Section 2.6 shall be effective only during the Term.

2.7.

Lease and Option Consideration.  In consideration for the Lease and the Option, Timberline has previously issued to Seller 100,000 common shares in the capital stock of Timberline and Timberline has agreed to perform the Property Maintenance as set forth in Article IV.

ARTICLE III
Purchase Consideration

3.1.

Purchase Consideration.  The purchase consideration for the purchase of the Mining Properties shall consist of the following (“Purchase Price”): (i) a cash payment in the amount of Two Million Dollars ($2,000,000.00) (“Cash Payment”); (ii) issuance of shares in the capital stock of Timberline in the aggregate total of 3,400,000 common shares (“Shares”), issued as set forth herein, and (iii) the Royalty.

3.2.

Schedule of Cash Payment and Issuance of Shares.

(a)

To exercise the Option, Timberline shall make the Cash Payment and shall issue the Shares as follows:

Cash Payment and Share Issuance shall occur on or before the following dates:	Amount of Cash Payment	Number of Shares
Effective Date		900,000 Shares
13-Month Anniversary of the Effective Date		1,000,000 Shares
31-Month Anniversary of the Effective Date		1,500,000 Shares
43-Month Anniversary of the Effective Date	$2,000,000.00

(b)

Notwithstanding the foregoing, in the event that regulatory approval of the Agreement has not been obtained or the Shares have not been approved for issuance as required by applicable Law or the rules or policies of the NYSE MKT or TSX Venture Exchange on or before the dates set forth for the issuance of shared in Section 3.2(a), Timberline shall have the right to automatically extend such share issuance date by an additional forty-five (45) days.

(c)

Timberline agrees to bear the cost of having its counsel prepare an opinion to have any restrictive legends contained on the Shares removed if and when such legends can be removed pursuant to the applicable requirements of the U.S. Securities Act and any applicable state securities laws and the Seller has provided Timberline and its counsel with such necessary documentation, including but not limited to, a certification of the Seller as to certain factual matters, as Timberline and its counsel may reasonably request in connection with the issuance of the opinion.

3.3.

Distribution of Cash Payment and Shares.  Timberline shall make the Cash Payment and shall issue the Shares to the Seller for the sole benefit of Seller. Seller shall, at the option of Timberline, execute such receipts and disclosure documents as Timberline or its counsel reasonably deem necessary or required as a condition to receiving a Cash Payment or Shares. Timberline shall have no obligation to make Cash Payment or to issue Shares to any party other than Seller, provided, however, that for any transfer of rights to receive Cash Payments or Shares that meets the requirements of ARTICLE IX, Timberline shall have no obligation to recognize the purported transferee of Seller’s rights until Timberline has received certified copies of all legal documents effectuating such transfer acceptable to Timberline, the purported transferee ratifies in writing the terms of this Agreement and executes such receipts and disclosure documents as Timberline and its respective counsel reasonably deem necessary or required as a condition to receiving a Cash Payment or Shares, and regulatory approval is obtained for the issuance of Shares to such purported transferee where such regulatory approval is required.

3.4.

Royalty.

(a)

As permitted by Law, Seller hereby retains and reserves, and Timberline grants to Seller, a royalty of three percent (3.0%) of Net Returns from the production of Minerals mined and removed from the Mining Properties as more fully described in Schedule C attached hereto (“Royalty”).

(b)

Notwithstanding the foregoing, Timberline shall have the right, at any time prior to the commencement of Commercial Production from each of the individual Mining Properties, to reduce (with respect to the each of the individual Mining Properties) the percentage of Net Returns payable pursuant to the Royalty by paying to Seller the sum of One Million Five Hundred Thousand Dollars ($1,500,000.00) for each one percent (1%) of Net Returns by which Timberline desires to reduce the Royalty, provided that in no event shall the Royalty be reduced to an amount less than one percent (1.0%) of Net Returns.

(c)

Beginning on the fourth year following commencement of Commercial Production on the Mining Properties, the percentage of Net Returns payable hereunder as the Royalty shall be increased annually, to the extent applicable, by a percentage equal to the increase in the Consumer Price Index for All Urban Consumers (CPI-U) for the U.S. city average for all items, 1982-

84=100 as published by the Bureau of Labor Statistics United States Department of Labor for the preceding five-year period.

(d)

Commencing on the 19-Month anniversary of the Effective Date (“The Advance Royalty Payment Date”) and until such time as Timberline shall commence Commercial Production from the Mining Properties, Timberline shall pay to Seller on each anniversary of The Advance Royalty Payment Date the sum of Twenty-Five Thousand Dollars ($25,000.00) (“Advance Royalty Payment”).  Each such Advance Royalty Payment shall be credited by Timberline against any future payments of the Royalty due by Timberline to Seller hereunder.  Notwithstanding anything to the contrary contained herein, once Timberline has achieved Commercial Production, Timberline shall have no further obligation to pay any Advance Royalty Payments during periods in which any production continues from any of the Mining Properties.

3.5.

No Obligation to Purchase the Mining Properties.  This Agreement constitutes a lease and an option to purchase the Mining Properties and Timberline shall have no obligation to make the Cash Payment or to issue the Shares, except at its sole and independent discretion, in order to exercise the Option to purchase the Mining Properties.  Timberline shall have the unrestricted right at any time to terminate this Agreement without liability or obligation of any kind except for satisfying Property Maintenance obligations under Section 4.1(b).  Unless a termination results from the default of Seller, all Advance Royalty Payments and any Cash Payment made and Shares issued prior and up to the time of termination shall be nonrefundable.

ARTICLE IV
Protection of Mining Properties

4.1.

Property Maintenance.

(a)

Timberline shall pay all taxes levied or assessed against the Mining Properties and due during the Term, and shall pay all applicable fees and work requirements to hold the unpatented mining claims included in the Mining Properties, and file or record all evidence of such payments as is required by Law (“Property Maintenance Costs”) not less than forty-five (45) days prior to the date such obligations become due.  Timberline shall provide Seller with evidence of payment of the Property Maintenance Costs as incurred and paid.

(b)

Upon abandonment of all or a portion of the Mining Properties, or termination by Timberline of this Agreement with respect to all or a portion of the Mining Properties, Timberline shall remain liable for any Property Maintenance Costs that are due and payable within ninety (90) days or less of the date of abandonment or termination.

4.2.

Amendments, Relocations and Patents.  During the term of this Agreement, Timberline shall have the right (but not the obligation) to amend or relocate any or all of the unpatented mining claims included in the Mining Properties, to locate placer claims on ground theretofore covered by lode claims and vice versa, to locate mill sites on ground theretofore covered by mining claims and vice versa, and to locate any fractions existing on the date of this Agreement or resulting from the location, amendment, or relocation of mining claims or mill sites.  All such locations, amendments, or relocations shall be made in the name of Seller.  All expenses authorized by Timberline in connection with the locating, amending, or relocating of mining claims or mill sites shall be borne by Timberline.

The rights of Timberline under this Agreement shall extend to all such locations, amended locations, and relocations of the mining claims and mill sites, and the Royalty reserved to Seller herein shall extend to all such locations.

4.3.

Change in Federal Mining Law.  If the United States establishes a leasing system or other system of tenure for lands or minerals now subject to location under the mining laws, and if the new system gives Seller an election to acquire rights under the new system in exchange for or in modification of Seller’s existing rights, upon prior written consent of Seller, which consent shall not be unreasonably withheld, Timberline may make the election in the name or Seller with respect to any or all of the unpatented claims included in the Mining Properties.  Thereafter, during the term of this Agreement, Timberline shall pay all royalties, rentals, bonuses, fees, and other amounts required by the new system. The rights of Timberline under this Agreement shall extend to the lease or other rights granted by the new system.

4.4.

Covenants by Seller.  During the Term, Seller shall use its commercially reasonable efforts to conduct its affairs in respect of the Mining Properties in the ordinary course of business consistent with its past practices.  Unless Timberline has previously otherwise consented in writing, Seller shall not sell, lease or otherwise dispose of any interest in the Mining Properties.

ARTICLE V
Operations

5.1.

Operations.

(a)

Timberline shall conduct all operations on the Mining Properties in a good and workmanlike manner and in accordance with accepted mining practice and all applicable federal, state and local laws, rules and regulations.  All decisions with respect to exploration and development of the Mining Properties, including all decisions regarding the commencement, suspension, resumption, or termination of any operations, shall be made by Timberline in its sole discretion.  There are no covenants or agreements regarding these matters other than those expressly set forth in this Agreement.

(b)

Timberline shall comply with all laws and regulations governing its operations on the Mining Properties, including all laws and regulations regarding reclamation of the Mining Properties.  If this Agreement is inconsistent with or contrary to any law or regulation, the law or regulation shall control and this Agreement shall be deemed to be modified accordingly.

5.2.

No Implied Covenants.  No covenants or conditions relating to the exploration, development, mining, or related operations on or in connection with the Mining Properties, or the timing thereof, other than those expressly provided in this Agreement, shall be implied.

5.3.

Protection From Liens and Damages.  Timberline shall keep the Mining Properties free of liens for labor performed or materials or merchandise furnished for use in the Mining Properties under this Agreement, and shall hold Seller harmless from all costs, loss, or damage which may result from any work or operations of Timberline or its possession or occupancy of the Mining Properties.

5.4.

Inspection.

(a)

Seller or Seller’s authorized representative, at their sole risk and expense, may enter on the Mining Properties at any reasonable time for the purpose of inspection, but shall enter at Seller’s own risk and so as not to hinder unreasonably the operations of Timberline.

(b)

Seller or Seller’s authorized representative may, at any reasonable time, inspect any records pertinent and necessary for the purpose of substantiating the compliance of Timberline with the provisions of this Agreement.

5.5.

Data.

(a)

Upon the execution of this Agreement, Seller shall have delivered to Timberline all drill core, all geological, geophysical, and engineering data and maps, logs of drill holes, results of assaying and sampling, and similar data concerning the Mining Properties (or copies thereof) (“Data”) which are in Seller’s possession or control.  Within ninety (90) days of the Effective Date, Seller and Timberline shall prepare an inventory of all Data delivered to Timberline.

(b)

Upon the surrender or other termination of this Agreement (except by exercise of the Option), Timberline shall, within sixty (60) days after termination, (i) return to Seller all drill core and original data delivered by Seller to Timberline which are then in Timberline’s possession or control, and (ii) make available for inspection and copying by Seller all factual geological and geophysical data and maps (including interpretive data in Timberline’s possession), logs of drill holes, and results of assaying and sampling pertaining the Mining Properties which Timberline has obtained as a result of its exploration work under this Agreement and which are then in Timberline’s possession or control.  Upon Seller’s request made within sixty (60) days after termination of this Agreement (except by exercise of the Option), Timberline shall provide Seller with the drill cores designated by Seller, and with copies of any portion of the geological and geophysical data and maps (not including interpretive data), logs of drill holes, and results of assaying and sampling by Seller.

(c)

Timberline makes no representation or warranty as to the accuracy of any such data or information, and shall not be liable on account of any use by Seller or any other person of any such data or information.  Timberline shall not be liable for the loss or destruction of any drill cores.

5.6.

Confidentiality.  Provided that this Agreement remains in force and Timberline has not exercised the Option, all information obtained from Timberline by Seller or Seller’s authorized representatives arising out of Timberline’s activities on the Mining Properties pursuant to this Agreement shall be kept strictly confidential by Seller and shall not be released to any third person except upon the prior written consent of Timberline.

ARTICLE VI
Exercise of Option and Closing

6.1.

Exercise of Option.  At any time during the Term, Timberline may exercise the Option by completing the Cash Payment and issuing the Shares as provided in Section 3.2(a). In the event Timberline elects to exercise the Option, Timberline shall deliver to Seller a written notice of its election to exercise the Option and identify a Closing Date and place of closing (“Option Exercise Notice”).

6.2.

Closing.  The consummation of the purchase of the Mining Properties (“Closing”) shall be held on or before thirty (30) days after receipt by Seller of the Option Exercise Notice, or at such other date as the parties may agree (“Closing Date”).  At the Closing, the parties shall deliver the documents and instruments and take the actions described in this Article VIII.

6.3.

Seller Deliveries.  At the Closing, Seller shall execute, acknowledge and deliver to Timberline a quitclaim deed substantially in the form attached hereto as Exhibit 1 conveying to Timberline the Mining Properties (“Quitclaim Deed”).  The Quitclaim Deed shall be made subject to the Royalty and the Advance Royalty Payments;

6.4.

Buyer Deliveries.  On or prior to the Closing, Timberline shall pay to Seller the Cash Payment and issue to Seller any remaining Shares to be issued pursuant to Section 3.2(a) of this Agreement.

6.5.

Post Closing.  After Closing, this Agreement shall terminate, except for such provisions that specifically survive.  Timberline shall pay all registration charges and transfer fees properly payable on and in connection with the sale and transfer of the Mining Properties to Timberline.

ARTICLE VII
Default; Termination and Surrender

7.1.

Default.  A party shall be in default under this Agreement upon the failure of a party to comply with its material obligations under this Agreement and such failure continues uncured for thirty (30) days after written notice thereof, provided that if it shall be impracticable or impossible to remedy such failure within such thirty (30) day period, the cure period shall be extended for an additional period reasonably necessary to remedy such failure, but subject to the condition that during the additional period, the defaulting party shall be diligently pursuing a remedy for the failure.  Any default claimed with respect to the payment of money may be cured by the deposit in escrow of the amount in controversy (not including interest or claimed consequential, special, exemplary, or punitive damages) and giving of notice of the deposit to Seller, the amount to remain in escrow until the controversy is resolved by decision of a court or arbitrator, or otherwise.  The non-defaulting party shall have the right to terminate this Agreement only after the matter has been submitted to arbitration pursuant to the provision of this Agreement, a final decision has been rendered and the defaulting party fails to correct the default within thirty (30) days after the default has been sustained by the arbitrators.

7.2.

Termination and Surrender.

(a)

Upon termination of this Agreement, by default or otherwise, all rights, liabilities, and obligations of Timberline under this Agreement shall terminate, except that (i) Timberline shall have the rights provided in Section 7.3 for removal of property and access, and (ii) Timberline shall have those obligations provided in Section 4.1(b) ..

(b)

In the event of any controversy, the parties may continue operations under this Agreement and Timberline shall make the payments and issue the Shares as provided for in this Agreement notwithstanding the existence of the controversy.  Upon the resolution of the controversy, such payments or restitutions shall be made as required by the terms of the decision of the court, or otherwise.

(c)

Timberline may at any time terminate this Agreement as to all or any part of the Mining Properties by delivering to Seller or by filing for record in the appropriate office (with a copy to Seller) a recordable Surrender of this Agreement or a Partial Surrender describing that portion of the Mining Properties as to which this Agreement is surrendered.  Upon mailing the Surrender or Partial Surrender to Seller, all rights, liabilities and obligations of Timberline under this Agreement with respect to the portion of the Mining Properties as to which this Agreement is terminated shall terminate, except the obligation of Timberline under Section 4.1(b) , provided, however, that the Lease and Option shall remain in full force and effect with respect to those Mining Properties not surrendered.  The Royalty shall terminate for any surrendered property, provided, however, that upon reacquisition by Timberline of any interest in and to the surrendered property, the Royalty shall be reinstated.

7.3.

Removal of Property.  For a period of six (6) months after the termination of this Agreement, Timberline shall have the right (but not the obligation) to remove from the Mining Properties structures, equipment, personal property, and fixtures owned by Timberline or erected or placed on or in the Mining Properties by Timberline, except mine timbers in place.  Timberline may keep one or more watchmen on the Mining Properties during the above-mentioned period.  The foregoing shall not relieve Timberline from the obligation to remove structures, equipment, personal property or fixtures mandated under any reclamation requirements.

7.4.

Reassignment.  If Timberline intends to abandon any portion of the Mining Properties or any property located in the Area of Interest, Timberline shall provide Seller with ninety (90) days prior written notice of Timberline’s intention to abandon, which notice shall be accompanied by (i) a description of the Mining Properties to be abandoned, and (ii) any information and data of those types and categories set forth in Section 5.5(b) hereof which relates to the applicable Mining Properties and is in Timberline’s possession.  Notwithstanding anything herein to the contrary, any provision of such information and data to Seller by Timberline shall be expressly subject to the provisions of Section 5.5(c) and 5.6 hereof.  Upon receiving notice from Timberline of its intention to abandon such portion of the Mining Properties or any other property in the Area of Interest, Seller shall have sixty (60) days in which to notify Timberline that it wishes to reacquire that portion of the Mining Properties that Timberline is abandoning.  If Seller reacquires that portion of the Mining Properties, as to that property so reacquired, all obligations of Timberline shall be terminated.  If Seller fails to notify Timberline within the required 60 days, Timberline shall have the right to abandon such portion of the Mining Properties and Timberline’s obligations as to that portion of the abandoned Mining Properties shall cease, except as otherwise provided herein.  Notwithstanding anything herein to the contrary, the provisions of this Section 7.4 shall not apply to any transfer or sale of the Mining Properties by Timberline.

ARTICLE VIII
Representations and Warranties

8.1.

Seller’s Representations and Warranties.  Seller represents and warrants to Timberline that:

(a)

Seller has full power and absolute authority and capacity to enter into this Agreement and to carry out the transactions contemplated hereby except where regulatory approval is required.  Seller has duly obtained all authorizations for the execution, delivery and performance of this Agreement and such execution, delivery and performance and the consummation of the transactions herein contemplated will not conflict with, or accelerate the performance required by or result in any breach of any covenants or agreements contained in or constitute a default under, or result in the creation of any encumbrance, lien or charge under the provisions of any indenture, agreement or other instrument whatsoever to which it is a party or by which it is bound or to which it may be subject and will not contravene any applicable Law.

(b)

Except as otherwise set forth on Schedule A, Seller is the registered and/or beneficial owner of an undivided one hundred percent (100%) interest in and to the Mining Properties or has full authority on behalf of the registered and beneficial owners to enter into this Agreement, subject only to the paramount rights of the United States, as to the unpatented mining claims.

(c)

The Seller owns good and defensible record title to the Mining Properties.  For purposes of this Agreement, “record title” shall mean record title as reflected in the public records maintained by the recorder’s offices in the applicable county in Nevada and the Nevada State office of the Bureau of Land Management.  Subject to the paramount title of the United States, rights granted by United States to third parties, and the rights of third parties to use the surface of the mining claims pursuant to applicable Law, the Seller owns the Mining Properties free and clear of any encumbrances, and (i) the Mining Properties were properly laid out and monumented; (ii) location notices and certificates were properly recorded and filed with appropriate governmental agencies; (iii) assessment work which was performed in accordance with industry standards and which was reasonably sufficient to hold the Mining Properties has been performed and all governmental fees have been paid in a manner required by Law in order to maintain the Mining Properties through the current assessment year; and (iv) all affidavits of assessment work, evidence of payment of governmental fees, and other filings required to maintain the Mining Properties in good standing through the current assessment year have been properly and timely recorded or filed with appropriate governmental agencies.

(d)

To the best knowledge of Seller, there are no adverse claims or challenges against or to the ownership of or title to the Mining Properties or any portion thereof, nor is there any basis therefore.

(e)

There are no outstanding agreements or options to acquire or purchase the Mining Properties or any portion thereof or interest therein.

(f)

Seller represents that no person has any royalty or other interest whatsoever in production or profits from the Mining Properties or any portion thereof, except as otherwise set forth on Schedule A.

(g)

Seller represents that no surface activities have been conducted by Seller on the Mining Properties that have resulted in unreclaimed surface disturbances subject to reclamation and rehabilitation obligations and that such surface activities, if any, have been properly completed in compliance with all applicable Laws.

(h)

Seller understands that none of the Shares have been registered under the U.S. Securities Act or any applicable securities laws of any state of the United States and accordingly, the Shares may not be offered, sold, pledged, assigned or otherwise transferred into the United States or to, or for the account or benefit of, a U.S. Person or person in the United States unless registered under the U.S. Securities Act and any applicable securities laws of any state of the United States or pursuant to an exemption from such registration requirements and the Seller has no intention to distribute either directly or indirectly any of the Shares in the United States or to, or for the account or benefit of a U.S. Person, except in compliance with the U.S. Securities Act and any applicable state securities laws.

(i)

Seller acknowledges that the Shares are "restricted securities", as such term is defined under Rule 144 under the U.S. Securities Act, the certificate representing the Shares will bear a legend to such effect, and the Seller will not be able to offer, sell, pledge or otherwise transfer, directly or indirectly, any of the Shares, except pursuant to the terms of the legend; provided, that the legend may be removed by delivery to the registrar and transfer agent and Timberline of an opinion of counsel, of recognized standing, in form and substance reasonably satisfactory to Timberline, to the effect that such legend is no longer required under applicable requirements of the U.S. Securities Act.

(j)

Seller acknowledges that the Shares are being offered and sold by Timberline pursuant to the exemption from the registration requirements of the U.S. Securities Act provided by Rule 506 of Regulation D thereunder and Section 4(2) thereof.

(k)

Seller represents that Seller (a) has not purchased the Shares as a result of any form of general solicitation or general advertising (as those terms are used in Regulation D of the U.S. Securities Act); (b) is receiving the Shares for its own account and not for the account or benefit of any other person for investment purposes and does not have a view to resale or distribution of the Shares in violation of applicable securities laws, provided, however, that this paragraph shall not restrict Seller from selling or otherwise disposing of any of the Shares pursuant to registration thereof pursuant to the U.S. Securities Act and any applicable state securities laws or under an exemption from such registration requirements; (c) either alone or in consultation with its business, financial, accounting and legal advisors, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Shares and it is able to bear the economic risk of loss of its entire investment; and (d) is an “accredited investor” as defined in Rule 501(a) of Regulation D under the U.S. Securities Act.

(l)

Seller consents to Timberline making a notation on its records or giving instructions to any transfer agent of Timberline in order to implement the restrictions on transfer set forth and described in this Agreement.

8.2.

Timberline’s Representations and Warranties.  Timberline represents and warrants to Seller that:

(a)

It is a company duly incorporated and validly subsisting and is in good standing under the laws of the jurisdiction of its incorporation.

(b)

It has full power and absolute authority and capacity to enter into this Agreement and to carry out the transactions contemplated hereby, except where regulatory approval is required.

(c)

It has duly obtained all corporate authorizations for the execution, delivery and performance of this Agreement and such execution, delivery and performance and the consummation of the transactions herein contemplated will not conflict with, or accelerate the performance required by, or result in any breach of any covenants or agreements contained in, or constitute a default under, or result in the creation of any encumbrance, lien or charge under, the provisions of its constituting documents or any shareholders' or directors' resolution, indenture, agreement or other instrument whatsoever to which it is a party or by which it is bound or to which it may be subject, and will not contravene any applicable Law.

8.3.

Application.  The representations and warranties of the parties shall be true on the Effective Date and as of the Closing and shall survive for a period of two (2) years after the exercise of the Option hereunder.

ARTICLE IX
Assignments

9.1.

Transfers by Timberline.

(a)

This Agreement and the benefits, rights, duties and obligations of Timberline may be assigned or transferred by Timberline in whole or in part, without prior written consent of Seller, to any corporation, partnership or any other legal entity which Timberline directly or indirectly controls, provided that such transaction shall not relieve Timberline of any liabilities under this Agreement to issue the Shares.  For purposes of this Agreement, ownership in excess of twenty percent (20%) creates a presumption of control.

(b)

Timberline shall have the right to sell, option or joint venture their respective interests in this Agreement and the Mining Properties prior to payment of the Purchase Price only upon prior written approval of Seller, such approval not to be unreasonably withheld, provided that such transaction shall not relieve Timberline of any liabilities under this Agreement to issue the Shares.

(c)

Each purchaser, optionee or joint venturer prior to the effective date of any sale, option or joint venture shall agree in writing to be bound by the terms and conditions of this Agreement, including specifically the terms to pay the Royalty and the provisions of Section 7.4.

(d)

In no event shall Timberline, by reason of any assignment or transfer of its rights hereunder, be relieved of the liability to issue to Seller the Shares, except upon the written consent of Seller agreeing to the acceptance of a cash equivalent, or shares of another entity, on termination of this Agreement.

9.2.

Transfer by Seller.

(a)

Seller may transfer or assign its entire interest in this Agreement and the Mining Properties subject to the written consent of Timberline, which consent shall not be unreasonably withheld, and the express assumption by the transferee of all of Seller’s obligations and upon execution of appropriate disclosure documents as Timberline or its respective counsel deem necessary or required.

(b)

Seller shall not assign or transfer any rights in and to the Cash Payment and the Shares, except with the prior written consent of Timberline, which consent may not be unreasonably withheld.  In the event of a permitted transfer, and in each such case, each legal transferee shall (i) provide Timberline, in respect of an assignment or transfer of rights to receive Shares or an assignment or transfer of rights to receive the Cash Payment, with certified copies of all applicable legal documentation evidencing transfer; (ii) ratify this Agreement, and, (iii) with respect to the Shares, execute and deliver to Timberline any and all disclosure materials requested by Timberline prior to receiving any distribution of Shares.  A permitted transferee that satisfies the requirements of this Section 9.2(b) shall be subject to all of the terms and conditions of this Agreement.  No change in ownership shall be binding on Timberline until thirty (30) days after Timberline has received copies of the instruments and documents required herein evidencing the change.  Except as set forth herein, Timberline shall have no obligation to recognize any third-party claims to the Cash Payments or the Shares.

(c)

Except as expressly agreed in writing by Timberline, no change or division in the ownership of the Mining Properties or the right to receive the Cash Payment or issuance of the Shares shall enlarge the obligations or diminish the rights of Timberline.  Seller covenants that any change in ownership shall be accomplished in such a manner that Timberline shall be required to give any notices required hereunder only to one entity for and behalf of the Seller.  Upon breach of this covenant, Timberline may retain all monies and reserve all Shares otherwise due to Seller and until the breach has been cured.

ARTICLE X
Notice

10.1.

Notices.  All notices and other communications to a party shall be in writing and shall be sufficiently given if (i) delivered in person, (ii) sent by electronic communications, with confirmation sent by registered or certified mail, return receipt requested, (iii) sent by registered or certified mail, return receipt requested, or (iv) overnight courier delivery service.  All notices shall be effective and shall be deemed delivered (i) if by personal delivery, on the date of delivery, (ii) if by electronic communication, on the date of receipt of the electronic communication, and (iii) if by mail or overnight delivery, on the date of mailing or sending.  Until a change of address is communicated as indicated above, all notices shall be addressed as follows:

To Seller:

David Cooper Knight,
Trustee of the David C. and Debra J. Knight Living Trust
109 Fir Street
Elko, Nevada 89801-3023
Facsimile:  (775) 753-3834

To Buyer:

Timberline Resources Corporation
101 E. Lakeside Avenue

Coeur d’Alene, Idaho 83814
Facsimile:  (208) 664-4860

10.2.

Any party may give notice in writing of any change of its address. The address provided in said notice will thereafter be deemed to be the address of the party for the giving of notice hereunder.

ARTICLE XI
Miscellaneous

11.1.

Governing Law; Jurisdiction.  This Agreement shall be governed by and interpreted in accordance with the laws of the United States of America and the State of Nevada.  The parties hereby consent to the non-exclusive personal jurisdiction of the state and federal courts located in the state of Nevada in connection with any controversy related to this Agreement and waive any argument that venue in any such forum is not convenient.  THE PARTIES WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY ACTION AT LAW OR IN EQUITY OR IN ANY OTHER PROCEEDING BASED ON OR PERTAINING TO THIS AGREEMENT.

11.2.

Public Disclosure of Agreement and Seller.  Seller hereby consents to the filing by Timberline of this Agreement on a Form 8-K with the United States Securities and Exchange Commission and on the System for Electronic Document Analysis and Retrieval (SEDAR) Internet website of the Canadian Securities Administrators and the identification of Seller in news releases and other continuous disclosure documents of Timberline where required to comply with Timberline’s public disclosure obligations under the United States Securities Exchange Act of 1934, as amended, and the rules and regulations of the United States Securities and Exchange Commission and the policies of the NYSE MKT and TSX Venture Exchange.

11.3.

Entire Agreement.  This Agreement embodies the entire agreement and understanding among the parties hereto and supersedes all prior agreements and undertakings, whether oral or written, relative to the subject matter hereof.

11.4.

Time of Essence.  Time shall be of the essence of this Agreement.

11.5.

Binding.  This Agreement shall ensure to the benefit of and be binding upon the parties hereto and their respective successors, permitted assigns, heirs, administrators and legal representatives.

11.6.

Unenforceability of Provisions.  If any one or more of the provisions contained herein should be held to be invalid, unenforceable or illegal in any respect in any jurisdiction, the validity, legality and enforceability of such provision shall not in any way be affected or impaired thereby in any other jurisdiction and the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

11.7.

Counterparts.  This Agreement may be executed in counterparts which may be delivered by facsimile. Each executed counterpart shall be deemed to be an original and all such counterparts when read together constitute one and the same instrument.

11.8.

Third Party Beneficiaries.  This Agreement is exclusively for the benefit of Seller, its successors and permitted assigns, with respect to the obligations of Timberline under this Agreement, and for the benefit of Timberline, and its respective successors and permitted assigns, with respect to the obligations of Seller, under this Agreement, and this Agreement shall not be deemed to confer upon or given to any other third party any remedy, claim, liability, reimbursement or other right.

11.9.

U.S. Dollars.  Except as where specifically noted, all funds payable hereunder are to be payable in United States Dollars.

11.10.

Specific Performance.  The parties acknowledge that any breach of the terms of this Agreement by Seller would give rise to irreparable harm to Timberline for which money damages would not be an adequate remedy and accordingly the parties agree that, in addition to any other remedies permitted under this Agreement, Timberline shall be entitled to enforce the terms of this Agreement by a decree of specific performance without the necessity of proving the inadequacy of money damages as a remedy.

11.11.

Short Form.  Contemporaneously herewith Timberline and Seller have executed and delivered a short form of this Agreement in the form of Exhibit 2 attached hereto (“Short Form”).  Timberline may record the Short Form as it may elect.

11.12.

Perpetuities.  The parties do not intend that there shall be any violation of the Rule Against Perpetuities, the Rule Against Unreasonable Restraints on the Alienation of Property, or any similar rule.  If any right or option to acquire any interest in any real properties exists in this Agreement, such right or option must be exercised, if at all, so as to vest such interest within time periods permitted by applicable rules.  If, however, any such violation should inadvertently occur, the parties hereby agree that a court or arbitrator shall reform that provision in such a way as to approximate most closely the intent of the parties within the limits permissible under such rules.

11.13.

Survival.  Except as otherwise provided herein, the provisions of Sections 2.5, 4.1(b), 5.5(b), 5.5(c), 7.3, and 7.4, ARTICLE X, and ARTICLE IX shall survive termination of this Agreement.  In the event of the exercise of the Option, Section 3.4 shall survive the termination of this Agreement.

11.14.

Regulatory Approval.  This Agreement is subject to regulatory approval, which approval Timberline shall apply for promptly after the Effective Date.

11.15.

David C. and Debra J. Knight Living Trust.  Seller shall provide Timberline with certified copies of all documents reasonably required by Timberline’s counsel to evidence the authority of David Cooper Knight as trustee of the David C. and Debra J. Knight Living Trust dated December 20, 1995.

11.16.

Further Assurance.  At the request of either party, the parties shall take such reasonable actions, and execute and deliver any further instruments, agreements, documents or other papers reasonably requested by either party to effect the purposes of this Agreement and the transactions contemplated hereby, including without limitation, revision of schedules consistent with the legal description of the Mining Properties (including any amended or relocated mining claims or subsequently issued leases).

[Remainder of Page Intentional Left Blank]

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the Effective Date.

By: David Cooper Knight
Its: Trustee

TIMBERLINE RESOURCES CORPORATION

By: Paul Dircksen
Its: President and Chief Executive Officer

List of Schedules and Exhibits

Schedule A – Mining Properties

Schedule B – Additional Nevada Claims

Schedule C –Calculation and Payment of Royalty

Exhibit 1 – Form of Quitclaim Deed

Exhibit 2 – Short Form

Schedule A
to
Lease and Option Agreement for Purchase and Sale of Mining Properties

Mining Properties

COVERING AND RELATING TO THE FOLLOWING DESCRIBED LANDS

Property Description

CLAIM	BLM SERIAL NO.	COUNTY DOCUMENT NO.	County Book No.	County Page No.

(Blue Diamond area claims, total 16 Blue D claims, Clark County) (100% Ownership)
Blue D 1 through 16	1022558 through 1022573	2010042600004158 through 2010042600004173	Unknown	Unknown

(Broken Hills West area claims, total 34 BHW claims, Mineral County) (100% Ownership)
BHW 1 through 34	1042475 through 1042508	152748 through 152781	Unknown	Unknown

(Horse Creek area claims, total 189 HC claims, Eureka County) (100% Ownership)
HC 1 through 20	827826 through 827845	177693 through 177712	345	564-583
HC 21 through 50	838667 through 838696	179454 through 179483	354	91-120
HC 51 through 99	892577 through 892625	196426 through 196474	407	296-344
HC 100 through 187	909042 through 909129	201233 through 201320	424	282-369
HC 196 through 197	909130 through 909131	201321 through 201322	424	370-371

(Iron Butte area claims, total 86 IB claims, Lander County) (100% Ownership)
IB 1 through 5	826515 through 826519	221403 through 221407	497	203-207
IB 6 through36	975866 through 975896	250076 through 250106	581	708-738
IB 37 through 86	1002732 through 1002781	253317 through 253366	594	138-187

(Cortez-Carlin Corridor area claims, total 20 LM and KN claims, Eureka County) (100% Ownership)
LM12 27 through 30	1019495 through 1019498	214527 through 214530	497	213-216
LM14 9 through 12	1019499 through 1019502	214532 through 214535	497	217-220
LM14 29 through 32	1019503 through 1019506	214536 through 214539	497	221-224
LM16 15 through 18	1019507 through 1019510	214541 through 214544	497	225-228
KN20 1 through 4	1019511 through 1019514	214546 through 214549	497	229-232

(Nellis Air Force Base area claims, total 32 NAFB claims, Clark County) (100% Ownership)
NAFB 1 through32	989654 through 989685	200806250000452 through 200806250000483	Unknown	Unknown

(Valley of the Moon area claims, total 109 VOTM claims, Lander County) (100% Ownership)
VOTM 1 through 23	1059816 through 1059838	262699 through 262721	629	67-89
VOTM 24 through 102	1066268 through 1066346	263231 through 263309	630	730-808
VOTM 103 through 109	1068847 through 1068853	263553 through 263559	631	781-787

Schedule A – Page 2

Schedule B
to
Lease and Option Agreement for Purchase and Sale of Mining Properties

Additional Nevada Claims

COVERING AND RELATING TO THE FOLLOWING DESCRIBED LANDS

		BLM Serial #	Doc #	Book	Page
NEVADA CLAIMS

Cabin Creek		HC Claims 1-189		Eureka County
CC	1-10	842435-842444	180889-180898	358	2-11

North Hunter		NH Claims 1-44		Eureka County
NH	1-20	844417-844436	181316-181335	359	164-183
	21-44	868013-868036	187603-187626	381	381-404

North Kolbe		NK Claims 1-55		Eureka County
NK	1-2	833102-833103	179413-179414	354	46-47
	3	826485	177384	345	161
	4	833104	179415	354	48
	5-20	826486-826501	177385-177400	345	162-177
	21-27	833105-833111	179416-179422	354	49-55
	28-40	826502-826514	177401-177413	345	178-190
	41-55	833112-833126	179423-179437	354	56-70

North Kolbe NW		NKN Claims 1-28		Eureka County
NKN	1-18	828087-828104	177748-177765	452	80-97
	19-28	830341-830350	178291-178300	348	219-228

South Wall		WFW Claims 1-44		Eureka County
SW	1-30	838777-838806	180365-180394	356	222-251
	31-50	857738-857757	184655-184674	372	371-390

Vinini Creek-Roberts Creek		TAZ Claims 1-50		Eureka County
TAZ	1-50	1015502-1015551	214305-214354	496	146-195

Fish Creek		FC Claims 1-40,47-52,57-85		Lander County
FC	1-24	843134-843157	257287-257310	510	221-244
	25-28	842935-842938	225250-225253	510	160-163
	29-32	843158-843161	257311-257314	510	245-248
	33	842939	225254	510	164
	34-35	843162-843163	257315-257316	510	249-250
	36-38	842940-842942	225255-225257	510	165-167
	39-40	843164-843165	257317-257318	510	251-252
	47-48	843172-843173	257319-257320	510	253-254
	49-51	842943-842945	225258-225260	510	168-170
	52	842946	225261	510	171
	57-77	849222-849242	257321-257341	515	255-275
	78-85	862582-862589	230491-230498	526	048-055

Schedule B – Page 3

Schedule C
to
Lease and Option Agreement for Purchase and Sale of Mining Properties

Calculation and Payment of the Royalty

A.

Definitions.  For purposes of calculating payment of the Royalty, the below terms shall have the following meanings:

i.

"Gold Production" shall mean the quantity of refined gold outturned to Timberline’s account by an independent third party refinery for Minerals produced from the Mining Properties during a calendar month on either a provisional or final settlement basis.

ii.

“Minerals” shall mean all metals, minerals, ores, mine waters, leachates, pregnant liquors, pregnant slurries, concentrated slurries, precipitates, or concentrates in whatever form, found in or on the Mining Properties excepting coal, oil, gas, and associated hydrocarbons, and other leaseable minerals and common minerals or materials.

iii.

"Monthly Average Gold Price" shall mean the average London Bullion Market Association Afternoon Gold Fix, calculated by dividing the sum of all such prices reported for the calendar month by the number of days for which such prices were reported during that month.  If the London Bullion Market Association Afternoon Gold Fix ceases to be published, all such references shall be replaced with references to prices of gold for immediate sale in another established market selected by Timberline, as such prices are published in Metals Week magazine.

iv.

"Monthly Average Silver Price" means the average New York Silver Price as published daily by Handy & Harmon in the Wall Street Journal, calculated by dividing the sum of all such prices reported for the calendar month by the number of days in such calendar month for which such prices were reported.  If the Handy & Harmon quotations cease to be published, all such references shall be replaced with references to prices of silver for immediate sale in another established market selected by Timberline as published in Metals Week magazine.

v.

"Net Returns" shall mean the Value of all Minerals, less Operating Costs.

vi.

“Operating Costs” shall mean all costs, charges and expenses paid or incurred by Timberline with respect to smelting and refining of such Minerals, including without limitation (i) charges for treatment in the smelting and refining processes (including handling, processing, interest and provisional settlement fees, sampling, assaying and representation costs, penalties and other processor deductions); (ii) actual costs of transportation (including freight, insurance, security, transaction taxes, handling, port, demurrage, delay and forwarding expenses incurred by reason of or in the course of such transportation) of Minerals to the place of treatment, including any costs incurred by Timberline for transportation of such Minerals from the Mining Properties to the place of sale; (iii) sales, severance, and other similar taxes; and (iv) actual sales and brokerage costs, if applicable, on Minerals for which the Royalty is payable.

vii.

"Silver Production" means the quantity of refined silver outturned to Timberline's account by an independent third-party refinery for silver produced from the Mining Properties during the calendar month on either a provisional or final settlement basis.

Schedule C – Page 1

viii.

"Value," for the purpose of calculating Royalty as defined herein, shall be determined on a calendar month basis and have the following meanings with respect to the following Minerals:

a.

Gold.

(1)

If Timberline sells unprocessed gold ores, or gold dore or gold concentrates produced from Minerals, then Value shall be equal to the proceeds received by Timberline from such sales.  Timberline shall have the right to sell such unprocessed gold ores, gold dore and gold concentrates to an affiliated party, except that such sales shall be considered, solely for the purpose of determining Value, to have been sold at prices and on terms no less favorable than those that would have been obtained from an unaffiliated third party in similar quantities and under similar circumstances.

(2)

If Timberline produces refined gold (meeting the specifications of the London Bullion Market Association) from Minerals, then for purposes of determining Value, the refined gold shall be deemed to have been sold at the Monthly Average Gold Price for the month in which it was refined.  The Value shall be determined by multiplying Gold Production during the calendar month by the Monthly Average Gold Price.

b.

Silver.

(1)

If Timberline sells unprocessed silver ores, silver dore or silver concentrates produced from Minerals, then Value shall be equal to the proceeds received by Timberline during the calendar month from such sales.  Timberline shall have the right to sell such unprocessed silver ores, silver dore and silver concentrates to an affiliated party, provided that such sales shall be considered, solely for the purpose of determining Value, to have been sold at prices and on terms no less favorable than those that would have been obtained from an unaffiliated third party in similar quantities and under similar circumstances.

(2)

If Timberline produces refined silver (meeting the specifications for refined silver subject to the New York Silver Price published by Handy & Harmon in the Wall Street Journal) from Minerals, the refined silver shall be deemed to have been sold at the Monthly Average Silver Price for the month in which it was refined.  The Value shall be determined by multiplying Silver Production during the calendar month by the Monthly Average Silver Price.

c.

All Other Minerals.

(1)

If Timberline sells unprocessed ores, dore or concentrates of any Minerals other than gold or silver, then Value shall be equal to the amount of proceeds received by Timberline from such sales.  Timberline shall have the right to sell such unprocessed ores, dore or concentrates to an affiliated party, provided that such sales shall be considered, solely for the purpose of determining Value, to have been sold at prices and on terms no less favorable than those that would have been obtained from an unaffiliated third party in similar quantities and under similar circumstances.

(2)

If Timberline produces refined or processed metals from Mineral other than refined gold or refined silver, then Value shall be equal to the amount of the proceeds received by Timberline from the sale of such refined or processed metals.  Timberline

Schedule C – Page 2

shall have the right to sell such refined or processed metals to an affiliated party, provided that such sales shall be considered, solely for purposes of determining Value, to have been sold at prices and on terms no less favorable than those that would have been obtained from an unaffiliated third party in similar quantities and under similar circumstances.

B.

Payment Procedures.

i.

Accrual of Obligation.  Timberline's obligation to pay the Royalty shall accrue upon the sale of unrefined minerals, metals, dore, concentrates, ores or other Minerals products or, if refined metals are produced, upon the outturn of refined metals meeting the requirements of the specified published price to Timberline's account.

ii.

Futures or Forward Sales, Etc.  Except as provided in paragraphs A.vii.a.(1), A.vii.b.(1) and A.vii.c.(1). above (with respect to sales of unprocessed gold and silver and sales of Minerals other than gold and silver), Value shall be determined irrespective of any actual arrangements for the sale or other disposition of Minerals by Timberline, specifically including but not limited to forward sales, futures trading or commodities options trading, and any other price hedging, price protection, and speculative arrangements that may involve the possible delivery of gold, silver or other metals produced from Minerals.

iii.

Sampling and Commingling.  All Minerals for which a Royalty is payable shall be measured, sampled and analyzed in accordance with sound mining and metallurgical practices.  After such measurement, Timberline may mix or commingle Minerals with ores from properties other than the Mining Properties.

iv.

Monthly Calculations and Payments.  The Royalty shall be determined on a calendar month basis.  The Royalty shall be paid on or before the last business day of the calendar month immediately following the last day of the calendar month in which same accrued.

v.

Statements.  At the time of payment of the Royalty, Timberline shall submit to Seller a statement showing in reasonable detail the quantities and grades of refined gold, silver or other metals or dore, concentrates or ores produced and sold or deemed sold by Timberline in the preceding calendar month; the Monthly Average Gold Price and Monthly Average Silver Price, as applicable; costs and other deductions, and other pertinent information in reasonable detail to explain the calculation of the Royalty payment with respect to such calendar month.

vi.

Inventories and Stockpiles.  No Royalty shall be due with respect to stockpiles of ores or concentrates unless and until such ores or concentrates are actually sold.

vii.

Final Settlement.  All Royalty payments shall be considered final and in full satisfaction of Timberline’s obligations with respect thereto, unless Seller gives Timberline written notice describing a specific objection to the calculation thereof within sixty (60) days after receipt by Seller of the monthly statement provided for in paragraph B.v.  If Seller objects to a particular monthly statement, it shall have the right, for a period of thirty (30) days after Timberline’s receipt of such objection, upon reasonable notice and at a reasonable time, to have Timberline’s accounts and records relating to the calculation of the Royalty payment with respect to the calendar month in question audited by an independent certified public accountant.  If such audit determines that there has been a deficiency or an excess in the payment made to Seller, such deficiency or excess shall be resolved by adjusting the next

Schedule C – Page 3

monthly Royalty payment due Seller.  Seller shall pay all costs of such audit.  All books and records used by Timberline to calculate the Royalty due hereunder shall be kept in accordance with generally accepted accounting principles.

Schedule C – Page 4

Exhibit 1
to
Lease and Option Agreement for Purchase and Sale of Mining Properties

Quitclaim Deed

THIS QUITCLAIM DEED is from David Cooper Knight, as Trustee of the David C. and Debra J. Knight Living Trust dated December 20, 1995, with an address of 109 Fir Street, Elko, Nevada 89801-3023 (“Grantor”), to Timberline Resources Corporation, a Delaware corporation, with an address of 101 E Lakeside Avenue, Coeur d’Alene, Idaho 83814 (“Grantee”).

FOR AND IN CONSIDERATION of Ten Dollars ($10.00), and other good and valuable consideration, the receipt and adequacy of which are acknowledged by Grantor, Grantor hereby QUITCLAIMS to Grantee all right, title, interest, agreement, demand and claim whatsoever of Grantor, either in law or equity, whether contingent or vested, in, to and under the Federal unpatented mining claims located in Clark, Eureka, Mineral, and Lander Counties, Nevada, and more particularly described on Exhibit A attached hereto (“Mining Claims”) and the lands covered by the Mining Claims (“Lands”), including, without limitation, all beneficial or contingent interests in, to or arising from the Mining Claims or the Lands;

TOGETHER WITH all of Grantor’s interest in all improvements of any kind located on or in the Mining Claims, including broken ore, slag, waste, tailings, ore dumps and stockpiles which Grantor owns or possesses on the Mining Claims, and all improvements structures, mines and other facilities of every kind;

TOGETHER WITH all rights in and to possession of the Mining Claims and any water rights, rights-of-way and other appurtenances to the Mining Claims;

TO HAVE AND TO HOLD the Mining Claims together with all rights, privileges, and appurtenances thereto, unto the Grantee and Grantee’s successors and assigns forever.

RESERVING TO GRANTORS, a royalty in all minerals mined and removed from the Mining Claims in the amount and to be calculated as more fully described in that certain Lease and Option Agreement for Purchase and Sale of Mining Properties dated effective ______, 2013.

EXECUTED and delivered this ___ day of _______, 2013.

DAVID C. AND DEBRA J. KNIGHT LIVING TRUST DATED DECEMBER 20, 1995 ___________________________________ By: David Cooper Knight Its: Trustee

STATE OF

)

)SS
COUNTY OF

)

This __ day of

, 2013, there personally came before me David Cooper Knight, as trustee of the David C. and Debra J. Knight Living Trust dated December 20, 1995, who, being by me duly sworn, acknowledged that he signed the foregoing deed.

NOTARY PUBLIC

My Commission Expires:  _________________________

Exhibit 1 – Page 2

Exhibit A
to
Quitclaim Deed

Mining Claims

COVERING AND RELATING TO THE FOLLOWING DESCRIBED LANDS

Property Description

CLAIM	BLM SERIAL NO.	COUNTY DOCUMENT NO.	County Book No.	County Page No.

(Blue Diamond area claims, total 16 Blue D claims, Clark County) (100% Ownership)
Blue D 1 through 16	1022558 through 1022573	2010042600004158 through 2010042600004173	Unknown	Unknown

(Broken Hills West area claims, total 34 BHW claims, Mineral County) (100% Ownership)
BHW 1 through 34	1042475 through 1042508	152748 through 152781	Unknown	Unknown

(Horse Creek area claims, total 189 HC claims, Eureka County) (100% Ownership)
HC 1 through 20	827826 through 827845	177693 through 177712	345	564-583
HC 21 through 50	838667 through 838696	179454 through 179483	354	91-120
HC 51 through 99	892577 through 892625	196426 through 196474	407	296-344
HC 100 through 187	909042 through 909129	201233 through 201320	424	282-369
HC 196 through 197	909130 through 909131	201321 through 201322	424	370-371

(Iron Butte area claims, total 86 IB claims, Lander County) (100% Ownership)
IB 1 through 5	826515 through 826519	221403 through 221407	497	203-207
IB 6 through36	975866 through 975896	250076 through 250106	581	708-738
IB 37 through 86	1002732 through 1002781	253317 through 253366	594	138-187

(Cortez-Carlin Corridor area claims, total 20 LM and KN claims, Eureka County) (100% Ownership)
LM12 27 through 30	1019495 through 1019498	214527 through 214530	497	213-216
LM14 9 through 12	1019499 through 1019502	214532 through 214535	497	217-220
LM14 29 through 32	1019503 through 1019506	214536 through 214539	497	221-224
LM16 15 through 18	1019507 through 1019510	214541 through 214544	497	225-228
KN20 1 through 4	1019511 through 1019514	214546 through 214549	497	229-232

(Nellis Air Force Base area claims, total 32 NAFB claims, Clark County) (100% Ownership)
NAFB 1 through32	989654 through 989685	200806250000452 through 200806250000483	Unknown	Unknown

(Valley of the Moon area claims, total 109 VOTM claims, Lander County) (100% Ownership)
VOTM 1 through 23	1059816 through 1059838	262699 through 262721	629	67-89
VOTM 24 through 102	1066268 through 1066346	263231 through 263309	630	730-808
VOTM 103 through 109	1068847 through 1068853	263553 through 263559	631	781-787

Exhibit 1 – Page 4

Exhibit 2
to
Lease and Option Agreement for Purchase and Sale of Mining Properties

SHORT FORM OF LEASE AND OPTION AGREEMENT FOR PURCHASE AND SALE
OF MINING PROPERTIES

This Short Form of Lease and Option Agreement for Purchase and Sale of Mining Properties (“Short Form”), is made effective as of the 15 day of August, 2013 (“Effective Date”), by and between David Cooper Knight, as Trustee of the David C. and Debra J. Knight Living Trust dated December 20, 1995, with an address of 109 Fir Street, Elko, Nevada 89801-3023 (“Knight” or “Seller”), and Timberline Resources Corporation, a Delaware corporation, with an address of 101 E Lakeside Avenue, Coeur d’Alene, Idaho 83814 (“Timberline” or “Buyer”).

Recitals

A.

The parties have entered into that certain Lease and Option Agreement for Purchase and Sale of Mining Properties dated effective __August 15___, 2013 (“Lease and Option Agreement”). Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Lease and Option Agreement.

B.

Pursuant to the terms and conditions of the Lease and Option Agreement, Seller has granted to Timberline a lease of and an option to purchase the unpatented mining claims located in Clark, Eureka, Mineral, and Lander Counties, Nevada, and more particularly described on Schedule A attached hereto (“Mining Properties”).

C.

The parties desire to enter into this Short Form for purposes of placing of record a notice of the Lease and Option Agreement.

Short Form

NOW, THEREFORE, for and in consideration of the covenants of the Lease and Option Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.

Grant of Lease and Option to Purchase Mining Properties.  During the Term,

a.

Seller has leased to Timberline, and hereby make a confirmatory lease to Timberline of, the Mining Properties upon compliance with all of the terms and conditions of the Lease and Option Agreement (“Lease”); and

b.

Seller has granted to Timberline, and hereby makes a confirmatory grant to Timberline of, an option to purchase the Mining Properties from Seller upon compliance with all of the terms and conditions of the Lease and Option Agreement (“Option”).

2.

Possessory and Use Rights. Timberline shall have all such rights and privileges of access to and use of the Mining Properties as are held by and granted to Seller under Federal and

Exhibit 2 – Page 1

State of Nevada law in and to the Mining Properties and the right to explore and develop the Mining Properties, provided that Timberline shall (i) comply with all applicable Law, and (ii) not sell or otherwise dispose of any Minerals from the Mining Properties (except for purposes of sampling, testing and assaying) prior to and until exercise of the Option.

3.

Term.  The term of the Lease and Option Agreement shall be shall be for a period of Forty-five (45) months from the Effective Date, unless sooner surrendered or otherwise terminated, or until the earlier exercise of the Option.

4.

Area of Interest.  The parties have established, and hereby establish, an area of mutual interest surrounding the Mining Properties covering the lands within one (1) mile of the perimeter of the Mining Properties (“Area of Interest”).  Any real property interest acquired by Seller in the Area of Interest may be made subject to the Lease and to the Option and to all terms and conditions of the Lease and Option Agreement, at the option of Timberline.

5.

Royalty.  Seller has reserved, and hereby reserves, a royalty encumbering the Mining Properties and the lands within the Area of Interest to be calculated and paid pursuant to the terms and conditions set forth in the Lease and Option Agreement.

6.

Covenants of Seller.  Unless Timberline has previously otherwise consented in writing, Seller shall not sell, lease or otherwise dispose of any interest in the Mining Properties, provided that Seller reserves the right to transfer their interest in the Royalty.

7.

Termination and Surrender.  Timberline may at any time terminate the Lease and Option Agreement as to all or any part of the Mining Properties by delivering to Seller or by filing for record in the appropriate office (with a copy to Seller) a recordable Surrender of the Lease and Option Agreement or a Partial Surrender describing that portion of the Mining Properties as to which the Lease and Option Agreement is surrendered.  Upon mailing the Surrender or Partial Surrender to Seller, all rights, liabilities and obligations of Timberline under the Lease and Option Agreement with respect to the portion of the Mining Properties as to which the Lease and Option Agreement is terminated shall terminate, except certain obligations of Timberline under the Lease and Option Agreement, provided, however, that the Lease and Option shall remain in full force and effect with respect to those Mining Properties not surrendered.  The Royalty shall terminate for any surrendered property, provided, however, that upon reacquisition by Timberline of any interest in and to the surrendered property, the Royalty shall be reinstated.

8.

Right of First Refusal:  The parties acknowledge that Seller is the owner of those certain mining claims listed on Schedule B that are currently under lease to third parties (“Additional Nevada Claims”).  Except as otherwise provided in the Lease and Option Agreement, in the event that such third-party leases of Additional Nevada Claims terminate or expire during the Term, Seller shall notify Timberline of the availability of the Additional Nevada Claims, including a full description of the Additional Nevada Claims covered by such notice.  If, within sixty (60) days after receiving Seller’s notice, Timberline notifies Seller of its election to negotiate the purchase of the Additional Nevada Claims, the parties shall have ninety (90) days to negotiate, in good faith and on commercially reasonable terms, the acquisition of the Additional Nevada Claims by Timberline, and to execute and deliver all documents necessary to

Exhibit 2 – Page 2

effectuate the negotiated transfer.  In the event that the parties are unable to reach agreement on the terms of the proposed acquisition within ninety (90) days after Timberline notifies Seller of its election to negotiate the acquisition of the Additional Nevada Claims, Seller shall be free to dispose of the Additional Nevada Claims to a third party, provided that any sale of the Additional Nevada Claims by Seller within a six (6) month period following expiration of the ninety (90) day period shall be on terms no less favorable to Seller than the terms included in the last written offer made by Timberline in the course of negotiations.

9.

Reassignment.  If Timberline intends to abandon any portion of the Mining Properties or any property located in the Area of Interest, Timberline shall provide Seller with ninety (90) days prior written notice of Timberline’s intention to abandon, which notice shall be accompanied by (i) a description of the Mining Properties to be abandoned, and (ii) any information and data of those types and categories set forth in Section 5.5(b) of the Lease and Option Agreement which relates to the applicable Mining Properties and is in Timberline’s possession.  Notwithstanding anything herein to the contrary, any provision of such information and data to Seller by Timberline shall be expressly subject to the provisions of Section 5.5(c) and 5.6 of the Lease and Option Agreement.  Upon receiving notice from Timberline of its intention to abandon such portion of the Mining Properties or any other property in the Area of Interest, Seller shall have sixty (60) days in which to notify Timberline that it wishes to reacquire that portion of the Mining Properties that Timberline is abandoning.  If Seller reacquires that portion of the Mining Properties, as to that property so reacquired, all obligations of Timberline shall be terminated.  If Seller fails to notify Timberline within the required 60 days, Timberline shall have the right to abandon such portion of the Mining Properties and Timberline’s obligations as to that portion of the abandoned Mining Properties shall cease, except as otherwise provided in the Lease and Option Agreement.  Notwithstanding anything herein to the contrary, the provisions of this Section shall not apply to any transfer or sale of the Mining Properties by Timberline.

10.

Assignments.  The parties may transfer interests in the Lease and Option Agreement and in and to the Mining Properties only as provided in the Lease and Option Agreement.

11.

Notices.  All notices and other communications to a party shall be in writing and shall be sufficiently given if (i) delivered in person, (ii) sent by electronic communications, with confirmation sent by registered or certified mail, return receipt requested, (iii) sent by registered or certified mail, return receipt requested, or (iv) overnight courier delivery service.  All notices shall be effective and shall be deemed delivered (i) if by personal delivery, on the date of delivery, (ii) if by electronic communication, on the date of receipt of the electronic communication, and (iii) if by mail or overnight delivery, on the date of mailing or sending.  Until a change of address is communicated as indicated above, all notices shall be addressed as follows:

To Seller:

David Cooper Knight,
Trustee of the David C. and Debra J. Knight Living Trust
109 Fir Street

Exhibit 2 – Page 3

Elko, Nevada 89801-3023
Facsimile:  (775) 753-3834

To Buyer:

Timberline Resources Corporation
101 E. Lakeside Avenue
Coeur d’Alene, Idaho 83814
Facsimile:  (208) 664-4860

12.

Additional Terms and Definitions.  The Lease and Option Agreement contains terms and conditions that are not set forth in this Short Form but which nevertheless are by reference made a part hereof.  If there is a conflict between the terms of this Short Form and the terms of the Lease and Option Agreement, the terms of the Lease and Option Agreement shall control in all respects.  Seller and Timberline intend that the terms of the Lease and Option Agreement remain separate and distinct from and not merge into the terms of this Short Form.  Requests for information regarding the Lease and Option Agreement should be made to the parties at the addresses set forth above.

13.

Counterparts.  This Short Form may be executed in multiple counterparts which together shall be deemed to constitute one and the same document.

[Remainder of Page Intentional Left Blank]

Exhibit 2 – Page 4

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the Effective Date.

____

By: David Cooper Knight
Its: Trustee

TIMBERLINE RESOURCES CORPORATION

____

By: Paul Dircksen
Its: President and Chief Executive Officer

Exhibit 2 – Page 5

STATE OF California)
)SS
COUNTY OF Orange)

NOTARY PUBLIC

My Commission Expires: 8/25/2016

STATE OF Idaho)
)SS
COUNTY OF Kootenai

This 22 day of August, 2013, there personally came before me Paul Dircksen, as President and Chief Executive Officer of **Timberline Resources Corporation**, who, being by me duly sworn, acknowledged that he signed the foregoing.

NOTARY PUBLIC

My Commission Expires: NOTARY PUBLIC FOR STATE OF IDAHO RESIDING AT COEUR D'ALENE IDAHO 83814 MY COMMISSION EXPIRES ON 11/12/2016

JILL MORRISON
NOTARY PUBLIC
STATE OF IDAHO

Exhibit 2 – Page 6

Schedule A
to
Short Form of Lease and Option Agreement for Purchase and Sale of Mining Properties

Mining Properties

COVERING AND RELATING TO THE FOLLOWING DESCRIBED LANDS

Property Description

CLAIM	BLM SERIAL NO.	COUNTY DOCUMENT NO.	County Book No.	County Page No.

(Blue Diamond area claims, total 16 Blue D claims, Clark County) (100% Ownership)
Blue D 1 through 16	1022558 through 1022573	2010042600004158 through 2010042600004173	Unknown	Unknown

(Broken Hills West area claims, total 34 BHW claims, Mineral County) (100% Ownership)
BHW 1 through 34	1042475 through 1042508	152748 through 152781	Unknown	Unknown

(Horse Creek area claims, total 189 HC claims, Eureka County) (100% Ownership)
HC 1 through 20	827826 through 827845	177693 through 177712	345	564-583
HC 21 through 50	838667 through 838696	179454 through 179483	354	91-120
HC 51 through 99	892577 through 892625	196426 through 196474	407	296-344
HC 100 through 187	909042 through 909129	201233 through 201320	424	282-369
HC 196 through 197	909130 through 909131	201321 through 201322	424	370-371

(Iron Butte area claims, total 86 IB claims, Lander County) (100% Ownership)
IB 1 through 5	826515 through 826519	221403 through 221407	497	203-207
IB 6 through36	975866 through 975896	250076 through 250106	581	708-738
IB 37 through 86	1002732 through 1002781	253317 through 253366	594	138-187

(Cortez-Carlin Corridor area claims, total 20 LM and KN claims, Eureka County) (100% Ownership)
LM12 27 through 30	1019495 through 1019498	214527 through 214530	497	213-216
LM14 9 through 12	1019499 through 1019502	214532 through 214535	497	217-220
LM14 29 through 32	1019503 through 1019506	214536 through 214539	497	221-224
LM16 15 through 18	1019507 through 1019510	214541 through 214544	497	225-228
KN20 1 through 4	1019511 through 1019514	214546 through 214549	497	229-232

(Nellis Air Force Base area claims, total 32 NAFB claims, Clark County) (100% Ownership)
NAFB 1 through32	989654 through 989685	200806250000452 through 200806250000483	Unknown	Unknown

(Valley of the Moon area claims, total 109 VOTM claims, Lander County) (100% Ownership)
VOTM 1 through 23	1059816 through 1059838	262699 through 262721	629	67-89
VOTM 24 through 102	1066268 through 1066346	263231 through 263309	630	730-808
VOTM 103 through 109	1068847 through 1068853	263553 through 263559	631	781-787

Exhibit 2 – Page 8

Schedule B
to
Short Form of Lease and Option Agreement for Purchase and Sale of Mining Properties

Additional Nevada Claims

COVERING AND RELATING TO THE FOLLOWING DESCRIBED LANDS

		BLM Serial #	Doc #	Book	Page
NEVADA CLAIMS

Cabin Creek		HC Claims 1-189		Eureka County
CC	1-10	842435-842444	180889-180898	358	2-11

North Hunter		NH Claims 1-44		Eureka County
NH	1-20	844417-844436	181316-181335	359	164-183
	21-44	868013-868036	187603-187626	381	381-404

North Kolbe		NK Claims 1-55		Eureka County
NK	1-2	833102-833103	179413-179414	354	46-47
	3	826485	177384	345	161
	4	833104	179415	354	48
	5-20	826486-826501	177385-177400	345	162-177
	21-27	833105-833111	179416-179422	354	49-55
	28-40	826502-826514	177401-177413	345	178-190
	41-55	833112-833126	179423-179437	354	56-70

North Kolbe NW		NKN Claims 1-28		Eureka County
NKN	1-18	828087-828104	177748-177765	452	80-97
	19-28	830341-830350	178291-178300	348	219-228

South Wall		WFW Claims 1-44		Eureka County
SW	1-30	838777-838806	180365-180394	356	222-251
	31-50	857738-857757	184655-184674	372	371-390

Vinini Creek-Roberts Creek		TAZ Claims 1-50		Eureka County
TAZ	1-50	1015502-1015551	214305-214354	496	146-195

Fish Creek		FC Claims 1-40,47-52,57-85		Lander County
FC	1-24	843134-843157	257287-257310	510	221-244
	25-28	842935-842938	225250-225253	510	160-163
	29-32	843158-843161	257311-257314	510	245-248
	33	842939	225254	510	164
	34-35	843162-843163	257315-257316	510	249-250
	36-38	842940-842942	225255-225257	510	165-167
	39-40	843164-843165	257317-257318	510	251-252
	47-48	843172-843173	257319-257320	510	253-254
	49-51	842943-842945	225258-225260	510	168-170
	52	842946	225261	510	171
	57-77	849222-849242	257321-257341	515	255-275
	78-85	862582-862589	230491-230498	526	048-055

Exhibit 2 – Page 11